CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-162714 and 333-150790 on Form S-8 of our report dated February 18, 2010 appearing in this Annual Report on Form 10-K of 1st United Bancorp, Inc. for the year ended December 31, 2009.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

Fort Lauderdale, Florida

February 18, 2010